As filed with the Securities and Exchange Commission on June 21, 1996
                                                                Registration No.
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ======================

                                CABOT CORPORATION
             (Exact name of Registrant as specified in its charter)

                 DELAWARE                                     04-2271897
      (State or other jurisdiction                          (IRS Employer
      of incorporation or organization)                     Identification No.)

                                 75 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
           (Address of Principal Executive Office, including zip code)

                 NON-EMPLOYEE DIRECTORS' STOCK COMPENSATION PLAN
                            (Full title of the Plan)

                           CHARLES D. GERLINGER, ESQ.
                                 75 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                     (Name and address of agent for service)

                                 (617) 342-6170
          (Telephone number, including area code, of agent for service)

                             ----------------------
                  APPROXIMATE DATE OF PROPOSED PUBLIC OFFERING:
   As soon as practicable after this Registration Statement becomes effective.

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------
  SECURITIES    AMOUNT TO BE     PROPOSED       PROPOSED
    TO BE        REGISTERED      MAXIMUM        MAXIMUM       AMOUNT OF
  REGISTERED                     OFFERING      AGGREGATE    REGISTRATION
                                PRICE PER       OFFERING         FEE
                                  SHARE(1)       PRICE(1)
- -------------------------------------------------------------------------------
Common Stock,
  par value
    $1.00         400,000         $26.88      $10,752,000     $3,707.59
  (including      shares(2)
  Preferred
    Stock
   Purchase
   Rights)
- -------------------------------------------------------------------------------


(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of Cabot Corporation's Common Stock, par value $1.00, reported on the New York Stock Exchange Composite Transactions Index for June 19, 1996.

(2) Plus such indeterminate number of additional shares of Common Stock as may be required in the event of a stock dividend, reverse stock split or combination of shares, recapitalization or other change in the Company's capital stock. Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock.



      Explanatory Note

      This registration statement (together with all exhibits hereto (the "Registration Statement")), has been prepared in accordance with the requirements of the Securities Act of 1933 (the "1933 Act") to register shares of common stock of Cabot Corporation, par value $1.00 per share, with attached preferred stock purchase rights ("Common Stock"), offered pursuant to the Cabot Corporation Non-Employee Directors' Stock Compensation Plan (the "Plan"). The documents containing the information specified in Part I of this Form S-8 Registration Statement will be sent or given to participants as specified by Rule 428(b)(1). Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

      Under cover of this Registration Statement is a reoffer prospectus prepared in accordance with the requirements of Part I of Form S-3 of the 1933 Act. Pursuant to General Instruction C of Form S-8 under the 1933 Act, this Registration Statement registers reofferings of up to 400,000 shares of the Common Stock acquired by certain selling stockholders through their participation in the Plan. The Registrant satisfies the requirements for use of Form S-3.

Form S-8 CROSS REFERENCE SHEET SHOWING LOCATION OF INFORMATION REQUIRED BY PART I OF FORM S-3 FOR THE REOFFERING OF COMMON STOCK BY SELLING STOCKHOLDERS.

Form S-3 Item Number                            Location/Heading in Prospectus
- --------------------                            ------------------------------

1. Forepart of Registration Statement and.......Cover Page; Available
   Outside Front Cover Page of Prospectus       Information

2. Inside Front and Outside Back Cover..........Available Information;
   Pages of Prospectus                          Incorporation of Certain
                                                Information by Reference

3. Summary Information, Risk Factors ...........Cover Page
   and Ratio of Earnings to Fixed Charges

4. Use of Proceeds..............................Use of Proceeds

5. Determination of Offering Price..............Not Applicable

6. Dilution.....................................Not Applicable

7. Selling Security Holders.....................Principal and Selling
                                                Stockholders

8. Plan of Distribution.........................Plan of Distribution

9. Description of Securities to be Registered...Incorporation of Certain
                                                Information by Reference

10. Interests of Named Experts and Counsel......Experts

11. Material Changes............................Part II, Item 3 Incorporation of
                                                Certain Documents by Reference

12. Incorporation of Certain Information .......Incorporation of Certain
    by Reference                                Information by Reference

13. Disclosure of Commission Position...........Part II, Item 9 Undertakings
    on Indemnification for Securities Act
    Liabilities

PROSPECTUS
                                CABOT CORPORATION
                                400,000 SHARES OF
                                  COMMON STOCK
                                ($1.00 PAR VALUE)

      This Prospectus relates to the offer and sale of 400,000 shares (the "Shares") of common stock, par value $1.00 per share, including Preferred Stock Purchase Rights relating thereto (the "Common Stock"), of Cabot Corporation, a Delaware corporation, ("Cabot" or the "Company") which may be offered hereby from time to time by certain non-employee directors or former non-employee directors of the Company, participants in the Company's Non-Employee Directors' Stock Compensation Plan (the "Plan") and named herein (each a "Selling Stockholder"). Certain of the Shares have been acquired by the Selling Stockholders from the Company in transactions not involving a public offering within the meaning of Section 4(2) of the Securities Act of 1933 (the "1933 Act") pursuant to the Plan. The Selling Stockholders also may be deemed affiliates of the Company (as defined in Rule 405 of the 1933 Act). See "Principal and Selling Stockholders." The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

      Alternatively, the Shares may be sold from time to time in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange, the Pacific Stock Exchange or the Boston Stock Exchange, or in sales occurring in the public market of such Exchanges, in separately negotiated transactions, or in a combination of such transactions. Each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices. Some or all of the Shares may be sold through brokers acting on behalf of each Selling Stockholder or to dealers for resale by such dealers. In connection with such sales, such brokers and dealers may receive compensation in the form of discounts or commissions from each Selling Stockholder and/or the purchasers of such Shares for whom they act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by each Selling Stockholder will be payable by such Selling Stockholder. See "Plan of Distribution."

      The Selling Stockholders and any dealer participating in the distribution of any Shares or any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Act, in which case any profit on the sale of any or all of the Shares by the Selling Stockholders and any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Act.

      The Company's Common Stock is listed on the New York Stock Exchange, the Pacific Stock Exchange and the Boston Stock Exchange under the trading symbol "CBT". The shares of Common Stock offered hereby are, or are expected to be, authorized for listing on such Exchanges.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION
              NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
              STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS JUNE 21, 1996

                             TABLE OF CONTENTS                             Page
                             -----------------                             ----



AVAILABLE INFORMATION........................................................2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................2

THE COMPANY..................................................................3

USE OF PROCEEDS..............................................................3

PRINCIPAL AND SELLING STOCKHOLDERS...........................................4

PLAN OF DISTRIBUTION.........................................................5

EXPERTS......................................................................5

INDEMNIFICATION OF DIRECTORS AND OFFICERS....................................5

      No person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates, or an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

      AVAILABLE INFORMATION

      Cabot Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy materials and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy materials and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company is listed on the New York Stock Exchange and such reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005. The Company is also listed on the Boston Stock Exchange and the Pacific Stock Exchange.

      This Prospectus constitutes a part of the Registration Statement and omits certain of the information contained in the Registration Statement and reference is hereby made to the Registration Statement for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any documents are necessarily summaries of such documents and not complete, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

      INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The following documents heretofore filed with the Commission by the Company are incorporated by reference in this Prospectus:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, filed under Section 13 of the Exchange Act.

      (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995, filed under Section 13 of the Exchange Act.

      (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed under Section 13 of the Exchange Act.

      (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act and the description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act.

      All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act, prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed incorporated by reference herein and to be part hereof from the date of filing of such report and documents. Any statement contained in a report or document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in a subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information described above that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such information may be directed to Thomas W. McNaughton, Jr., Director, Investor Relations, Cabot Corporation, 75 State Street, Boston, Massachusetts 02109; telephone number (617) 342-6242.

      THE COMPANY

      Cabot Corporation and its subsidiaries (the "Company") have businesses in specialty chemicals and materials and in energy. The Specialty Chemicals and Materials Group manufactures carbon black, fumed silica, thermoplastic concentrates and specialty compounds, and electronic materials and refractory metals. Carbon black is a very fine black powder used as a reinforcing agent in tires and industrial rubber products such as extruded profiles, hoses and molded goods. Special blacks are used to provide pigmentation, conductivity and ultraviolet protection and for other purposes in many specialty applications such as inks, plastics, cables and coatings. Fumed silica is an ultra-fine, high-purity silica used as a reinforcing, thickening, suspending or anti-caking agent in a wide variety of products for the automotive, construction and consumer industries, including adhesives, cosmetics, inks, lubricants, paints and pharmaceuticals. High-purity polishing compounds, made by the Company from fumed metal oxides and a variety of chemistries, are used in the manufacture of wafers, chips and other electronic devices by the semiconductor industry. The Company produces black and white thermoplastics concentrates and specialty compounds for sale to plastic resin producers and the plastics processing industry. The major applications for these materials include plastic pipe and tubing, plastic packaging and agricultural film, automotive components, cable sheathing and special packaging for use in the electronics industry. The Company also produces tantalum in various forms including powder, wire, sheet and foil for electrolytic capacitors. Both tantalum and niobium and their alloys are produced by the Company in wrought form for non-electronic applications such as chemical process equipment and the production of superalloys, and for various other industrial, defense, aerospace and medical applications. The Company maintained an approximately 42.5% ownership interest in Cabot Safety Corporation, after restructuring the Company's safety products and specialty composites business in July 1995. Cabot Safety Corporation manufactures and sells personal safety products, as well as energy absorbing, vibration damping and impact absorbing products for industrial noise control and environmental enhancement. The Company's principal executive offices are located at 75 State Street, Boston, MA 02109. The telephone number, including area code, of the Company's principal executive offices is (617) 345-0100.

      USE OF PROCEEDS

      The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

      PRINCIPAL AND SELLING STOCKHOLDERS

      The Selling Stockholders consist of non-employee directors of the Company. Any or all of the Shares listed below under the heading "Shares Offered" may be offered for sale by the Selling Stockholders pursuant hereto. Set forth below is the name of each Selling Stockholder, the number of shares of Common Stock beneficially owned by each Selling Stockholder as of the most recent practicable date, the number of shares of Common Stock that may be offered and sold by each Selling Stockholder hereunder and the number of shares of Common Stock to be owned by each Selling Stockholder if all Shares offered hereby by such Selling Stockholder are sold. There can be no assurances that any Selling Stockholder will sell all or any of the shares of Common Stock offered by him or her hereunder.

                                                             Shares of Common
                      Shares of Common                         Stock Owned
                     Stock Owned as of                            After
      Name                                  Shares Offered       Offering
      ----            --------------        --------------       --------










      Information regarding the sales of securities by the Selling Stockholders under the above headings will be provided herein by post-effective amendment at such time or times as one or more of the non-employee directors holding shares of Common Stock pursuant to the Company's Non-Employee Directors' Stock Compensation Plan (the "Plan") wish to avail themselves of this Prospectus.


      The Shares which may be offered from time to time pursuant hereto by the Selling Stockholders represent shares of Common Stock that were acquired by the Selling Stockholders under the Plan. Under the Plan, which became effective November 8, 1991, each non-employee director of the Company received initially 1,600 shares (after giving effect to various stock-splits). On January 15th in each year, commencing in 1997, each non-employee director will receive 1,600 shares of Common Stock (or a prorata number if the non-employee director is not standing for re-election) for service as a director previously rendered, and to be rendered.

      PLAN OF DISTRIBUTION

      Each Selling Stockholder may from time to time and subject to certain conditions effect sales of Shares earned by such Selling Stockholder under the Company's Plan. Such sales may be made in one or more transactions on the New York Stock Exchange ("NYSE") or the Pacific Stock Exchange or the Boston Stock Exchange or other securities exchanges or in the over-the-counter market or otherwise, at prices and at terms prevailing or at prices related to the then current market price, or in negotiated transactions, by gift or otherwise. If all or a portion of such shares are sold in transactions on the NYSE or the Pacific Stock Exchange or the Boston Stock Exchange, they may be sold by means of: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transactions; (b) purchases by a broker as principal and resale by such broker for its account pursuant to this Prospectus; (c) an Exchange distribution in accordance with the rules of such Exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; or (e) a combination of the foregoing methods. In effecting sales, brokers or dealers engaged by a Selling Stockholder may arrange for other brokers or dealers to participate. The brokers or dealers engaged by a Selling Stockholder may receive commissions or discounts from such Selling Stockholders in amounts to be negotiated prior to the sale. Such brokers or dealers and other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the 1933 Act in connection with such sales.

      EXPERTS

      The consolidated balance sheets as of September 30, 1995 and 1994 and the consolidated statements of operations and cash flows for each of the three years in the period ended September 30, 1995, incorporated by reference in this Prospectus, have been incorporated by reference herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

      The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Robert Rothberg, Esq., Cabot Corporation, 75 State Street, Boston, Massachusetts 02109. Mr. Rothberg is a Vice President and the General Counsel of the Company. At the time of rendering his opinion as to the legality of the Common Stock being registered hereunder, Mr. Rothberg had a substantial interest in the Company, as defined by the rules of the Securities and Exchange Commission, in that Mr. Rothberg owned 83,294 shares of the Company's Common Stock, with a fair market value of in excess of $50,000, and had the right to purchase an additional 20,000 shares pursuant to the Company's 1996 Equity Incentive Plan.

      INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Article Eighth (j) of the Company's Certificate of Incorporation and
Section 14 of the Company's by-laws provide that the Company shall indemnify any person who was a party, is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company or enterprise including service as a fiduciary of an employee benefit plan against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred in connection with such action, suit or proceeding to the extent permitted from time to time under the Delaware General Corporation Law. Such indemnification shall be made as authorized in a specific case upon a determination by the Board of Directors or the stockholders of the Company. The rights of indemnification are not exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to a person who ceases to be a director, officer, employee or agent. In addition, under Article Eighth (i) no director of the Company shall be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty, except to the extent that Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

      Section 145 of the Delaware General Corporation Law authorizes the indemnification of directors, officers, employees and agents against liability incurred by reason of being a director, officer, employee or agent, and against expenses (including attorneys' fees) in connection with defending any action seeking to establish liability, in the case of third-party claims, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where such person had no reasonable cause to believe his or her conduct was unlawful.

      The Company's current directors' and officers' insurance policies cover directors and officers of the Company and its subsidiaries.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      The following documents filed with the Commission are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K, for the fiscal year ended September 30, 1995, filed under Section 13 of the Exchange Act.

      (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995, filed under Section 13 of the Exchange Act.

      (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed under Section 13 of the Exchange Act.

      (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act and the description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act.

      All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act, prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed incorporated by reference herein and to be part hereof from the date of the filing of such report and documents.

Item 4. Description of Securities

      The Company's Common Stock is registered under Section 12 of the Exchange Act and the Company's Preferred Stock Purchase Rights is registered under
Section 12 of the Exchange Act. See Item 3(d) regarding the description of the Company's Common Stock and the Company's Preferred Stock Purchase Rights.

Item 5. Interests of Named Experts and Counsel

      The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Robert Rothberg, Esq. At the time of rendering his opinion as to the legality of the Common Stock being registered hereunder, Mr. Rothberg had a substantial interest in the Company, as defined by the rules of the Securities and Exchange Commission, in that the fair market value of the 83,294 shares of Common Stock beneficially owned by him exceeds $50,000, and he had the right to purchase an additional 20,000 shares pursuant to the Company's 1996 Equity Incentive Plan. Also, at such time Mr. Rothberg was connected with the Company in that he was a Vice President and the General Counsel of the Company.

Item 6. Indemnification of Directors and Officers

      Article Eighth (j) of the Company's Certificate of Incorporation and
Section 14 of the Company's by-laws provide that the Company shall indemnify any person who was a party, is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company or enterprise including service as a fiduciary of an employee benefit plan against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred in connection with such action, suit or proceeding to the extent permitted from time to time under the Delaware General Corporation Law. Such indemnification shall be



                                    Page II-1
made as authorized in a specific case upon a determination by the Board of Directors or the stockholders of the Company. The rights of indemnification are not exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to a person who ceases to be a director, officer, employee or agent. In addition, under Article Eighth (i) no director of the Company shall be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty, except to the extent that Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

      Section 145 of the Delaware General Corporation Law authorizes the indemnification of directors, officers, employees and agents against liability incurred by reason of being a director, officer, employee or agent, and against expenses (including attorneys' fees) in connection with defending any action seeking to establish liability, in the case of third-party claims, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where such person had no reasonable cause to believe his or her conduct was unlawful.

      The Company's current directors' and officers' insurance policies cover directors and officers of the Company and its subsidiaries.

Item 7. Exemption from Registration Claimed

      Certain of the shares of Common Stock to be resold by the Selling Stockholders named in the Prospectus prepared in accordance with Part I of Form S-3 were issued by the Registrant to the Selling Stockholders pursuant to an exemption from registration under the Act by virtue of Section 4(2) thereof. The shares were issued to the Selling Stockholders pursuant to the Registrant's Non-Employee Directors' Stock Compensation Plan, a written plan in connection with the Selling Stockholders' service as outside directors for the Company. The Selling Stockholders had access, by virtue of their positions on the Company's Board of Directors, to sufficient information to make an informed investment decision.

Item 8. Exhibits

      Exhibit
      Number
      ------
         5     Opinion of Robert Rothberg.
        23.1   Consent of Robert Rothberg is contained in his opinion
               filed as Exhibit 5 to this Registration Statement.
        23.2   Consent of Coopers & Lybrand L.L.P.
        24     Power of Attorney.
        99     Non-Employee Directors' Stock Compensation Plan.

Item 9. Undertakings

      A. Subsequent Exchange Act Documents.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                    Page II-2

      B. To Transmit Certain Material.

      The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, a copy of the registrant's latest annual report to stockholders furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934. Where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, the undersigned also undertakes to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      C. Undertaking to Update Annually.

      The undersigned registrant hereby undertakes: (1) to file during any period in which offers or sales are made, a post-effective amendment to the registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. Provided, however, that if the information required to be included in a post-effective amendment by clauses (1)(i) and (1)(ii) of this paragraph is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, the registrant need not file a post-effective amendment to provide such information.

      D. Indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                    Page II-3

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, and the Commonwealth of Massachusetts, June XX, 1996.



                                          CABOT CORPORATION

                                          By /s/ Kenyon C. Gilson
                                             ------------------------------
                                             Kenyon C. Gilson
                                             Executive Vice President
                                             and Chief Financial Officer

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

      SIGNATURE                                 TITLE                 DATE
      ---------                                 -----                 ----

PRINCIPAL EXECUTIVE OFFICER

/s/       *                            Chairman of the Board      June 21, 1996
- ----------------------------------     of Directors and Chief
      (Samuel W. Bodman)               Executive Officer


PRINCIPAL FINANCIAL OFFICER

/s/ Kenyon C. Gilson                   Executive Vice President   June 21, 1996
- ----------------------------------     and Chief Financial
      (Kenyon C. Gilson)               Officer



PRINCIPAL ACCOUNTING OFFICER

/s/       *                            Vice President             June 21, 1996
- ----------------------------------     and Controller
      (Paul J. Gormisky)


MAJORITY OF THE BOARD OF DIRECTORS

               *                       Director                   June 21, 1996
- ----------------------------------
      (Kennett F. Burnes)

               *                       Director                   June 21, 1996
- ----------------------------------
      (Jane C. Bradley)

               *                       Director                   June 21, 1996
- ----------------------------------
      (John G.L. Cabot)

               *                       Director                   June 21, 1996
- ----------------------------------
      (Arthur L. Goldstein)

               *                       Director                   June 21, 1996
- ----------------------------------
      (Robert P. Henderson)

               *                       Director                   June 21, 1996
- ----------------------------------
      (Arnold S. Hiatt)

               *                       Director                   June 21, 1996
- ----------------------------------
      (John H. McArthur)

               *                       Director                   June 21, 1996
- ----------------------------------
      (John F. O'Brien)

               *                       Director                   June 21, 1996
- ----------------------------------
      (David V. Ragone)

               *                       Director                   June 21, 1996
- ----------------------------------
     (Charles P. Siess, Jr.)




                                  Page II-4

      SIGNATURE                                 TITLE                 DATE
      ---------                                 -----                 ----


              *                        Director                   June 21, 1996
- ----------------------------------
      (Morris Tanenbaum)

              *                        Director                   June 21, 1996
- ----------------------------------
      (Lydia W. Thomas)



*By /s/ CHARLES D. GERLINGER                                      June 21, 1996
    ------------------------------
        Charles D. Gerlinger
        As Attorney-in-Fact**


- ---------------------
** By authority of Power of Attorney filed as Exhibit 24 to this Registration Statement





































                                    Page II-5

                                  EXHIBIT INDEX





Exhibit
Number                                                                   Page
- ------                                                                   ----


5           Opinion of Robert Rothberg, Vice President and
            General Counsel.

23.1 Consent of Robert Rothberg is contained in the Opinion filed as Exhibit 5 to this Registration Statement.

23.2        Consent of Coopers & Lybrand L.L.P.

24          Power of Attorney.

99          Non-Employee Directors' Stock Compensation Plan.















                                    Page II-6